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EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-55234) pertaining to the 2000 Long-Term Incentive Plan of our report dated March with respect to the consolidated financial statements of Security Capital Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                 /s/ Ernst & Young LLP


Stamford, Connecticut
April 5, 2002